EXHIBIT 99.4

VEI INTERNAL ANNOUNCEMENT

To:      All Schering-Plough Colleagues Worldwide

From:    Executive Management Team

RE:      VALUE ENHANCEMENT INITIATIVE (VEI)

Dear Colleagues:

Today we are launching important new actions on the previously announced Value Enhancement Initiative (VEI). These actions have four objectives:

     1. BRING DOWN OUR COSTS AND INFRASTRUCTURE TO REFLECT OUR SMALLER SIZE FOLLOWING THE LOSS OF PRESCRIPTION CLARITIN - WITHOUT DAMAGING OUR GROWTH POTENTIAL OR IMPACTING OUR COMPLIANCE AND BUSINESS INTEGRITY COMMITMENTS.

     2. CREATE MORE EFFICIENT, GLOBALIZED SYSTEMS AND WORK PROCESSES, AND DE-LAYERED STRUCTURES WITH MINIMAL DUPLICATION TO IMPROVE COST EFFECTIVENESS AND PROVIDE BETTER SERVICE TO INTERNAL AND EXTERNAL CUSTOMERS.

     3. IMPLEMENT HR POLICIES AND PROCESSES THAT WILL BETTER REWARD, INCENTIVIZE AND DEVELOP OUR PEOPLE TO DELIVER HIGH PERFORMANCE.

     4. MAKE SURE THAT HIGH RETURN ON INVESTMENT (ROI) ACTIVITIES ARE PROPERLY RESOURCED.

Achieving these objectives is critical to the success of our five-phase Action Agenda for Schering-Plough over the next five to eight years:

Stabilize. Repair. Turnaround. Build for growth. Breakout.

The initiatives we are announcing today are tough actions responding to tough challenges. However, they are not the kind of actions that create a shrinking company with declining long-term sales and declining long-term earnings per share (EPS). Rather, our actions are geared to help transform Schering-Plough into a lean, strong and resilient organization that will reverse our downward performance and become a long-term growth leader in our industry.



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o    BRING DOWN OUR COSTS AND INFRASTRUCTURE TO REFLECT OUR SMALLER SIZE
     FOLLOWING THE LOSS OF PRESCRIPTION CLARITIN - WITHOUT DAMAGING OUR GROWTH POTENTIAL OR IMPACTING OUR COMPLIANCE AND BUSINESS INTEGRITY COMMITMENTS.

We have already committed to achieve $200 million in annual savings. We must now commit to exceed that goal. Here is how we will get there:

     o Implement a U.S. Voluntary Early Retirement Program and other workforce reduction programs including reductions in contract workforces. You will learn more about the U.S. Voluntary Early Retirement Program, and eligibility for it, in a letter from Human Resources that is being issued to all Schering-Plough employees via e-mail today.

     o Freeze all routine merit increases through 2004, with exceptions only where local contracts or practices prevent this action, for customer-contact employees, for employees engaged in fulfillment of the company's Consent Decree obligations and other business-critical employees. Any exceptions to be approved by the head of Global HR.

     o Reduce annual travel and entertainment expenses by over $10 million. In addition to companywide reductions, this will include the sale of the Gulfstream G-IV company airplane. To set the right behaviors from the top, we will also be halting and reducing a variety of executive privileges. These steps include closing executive dining rooms, sharp reductions in executive travel options, elimination of special executive health plans and other actions.

     o Renegotiate existing supplier contracts and implement global purchasing across unit lines. We seek savings in excess of 6 percent in the first two years.

     o Eliminate nonessential IT projects, duplicative programs and projects companywide, and noncritical projects currently in the budget.

     o Eliminate noncritical business meetings, limit attendance and cut the running costs of business-essential meetings. We seek annual savings in excess of 30 percent.

     o Enforce tight worldwide headcount controls and require approval by the appropriate Executive Management Team member and the head of Global HR of all exceptions. CEO approval will be required for all exceptions over a base salary of $100,000.


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o    CREATE EFFICIENT, GLOBALIZED SYSTEMS AND WORK PROCESSES, AND DE-LAYERED
     STRUCTURES WITH MINIMAL DUPLICATION TO IMPROVE COST EFFECTIVENESS AND PROVIDE BETTER SERVICE TO INTERNAL AND EXTERNAL CUSTOMERS.


     o Aggressively implement globalized functions and shared services operating model. This means, for example, that we implement global standard practices and processes for business units and enabling functions. Where we have multiple units and businesses in the same geography, we will install a single team in support areas to serve all units and businesses.

     o Simplify and de-layer organizational structure so that people at the working level are as close as possible to senior management.

     o Implement global planning and templates for the Global Pharmaceutical Business. For example, we will implement global templates and action plans for key products to be tailored locally versus "ground-up" plans created in each market. This will save time and money, and will deliver better results for customers.

O IMPLEMENT HR POLICIES AND PROCESSES THAT WILL BETTER REWARD, INCENTIVIZE AND DEVELOP OUR PEOPLE TO DELIVER HIGH PERFORMANCE.

     We must change our company from what might be viewed as an "entitlement" model to a high performance model in which individuals and units are rewarded based on what they deliver. Also, we must dramatically upgrade the training and development support for our people.

     O    BECAUSE OF THE COMPANY'S POOR PERFORMANCE FOR 2003, NO STANDARD
          BONUSES WILL BE PAID FOR THIS YEAR.                 -----------
          ----------------------------------  This reflects the dramatic gap between expectations for our company's performance and what is actually being delivered this year.

     O    BECAUSE OF THE COMPANY'S POOR PERFORMANCE FOR 2003, NO PROFIT SHARING
          PAYOUT WILL OCCUR FOR THIS YEAR.                    -----------------\
          -------------------------------  This also reflects the dramatic gap between expectations for our company's performance and what is actually being delivered this year.

     o IMPLEMENT A NEW HIGH-PERFORMANCE COMPENSATION SYSTEM. Starting in 2004, a new compensation system will be implemented to reward high performance at all levels in the company and to build a high-performance culture.

          This new compensation system will include an incentive compensation plan for 2004 and for subsequent years that will be based on realistic but



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          tough objectives. We expect that the annual compensation plans will deliver payouts each year so long as the company's realistic but tough annual objectives are met.

     o IMPLEMENT ENHANCED TRAINING AND DEVELOPMENT PLANS ON A GLOBAL BASIS. Global HR will have accountability to develop consistent and systematic programs globally to support capabilities development of Schering-Plough people.

     o SPECIAL CUSTOMER-CONTACT PAY AND INCENTIVE PLANS. Customer-contact personnel will have new pay and incentive plans developed based on industry norms and, meantime, will be EXEMPT from the zero bonus and incentive payout policy that we are announcing for 2003 in order to assure that we continue to bring in maximum revenue at this critical time.

     o MAKE SURE THAT HIGH RETURN ON INVESTMENT (ROI) ACTIVITIES ARE PROPERLY RESOURCED.

          o Significant funds to be allocated immediately to support REMICADE in Europe.

          o Major additional resources to be allocated to support ZETIA launches and ZETIA/simvastatin clinical development and launches.


          o Major additional resources to be allocated to support key pipeline product projects.

Further companywide and unit-specific announcements will be made in the coming days on all of these actions, how they will be implemented and how they will affect business units and individuals.

The steps announced today are part of a rolling program of VEI actions. Further actions will be announced as they are decided. The test that each further action will have to pass is whether it will contribute to the transformation of Schering-Plough into a long-term growth leader in our industry.

All the actions announced today have come from recommendations by our people. In order to assure that we continue to capitalize on value-building ideas from the people of Schering-Plough, we will be establishing a "VEI hotline" e-mail box
                                                      -----------------------
beginning in September. Suggestions via the hotline will go directly to the VEI implementation team and to senior members of management.

These are very challenging times for our company. The VEI actions we are implementing - and other actions that will follow - are essential to reversing our downward performance and transforming Schering-Plough into a high-performance company. We know that these measures will make additional demands on everyone.

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These measures will mean sacrifices for all our people. These measures are necessary, however, if we are to put our company on a trajectory of success.

        Thank you for your support.